Exhibit 99.1
RealPage to Acquire MyNewPlace®
Increases Total Addressable Market to Approximately $9.0 Billion
CARROLLTON, Texas (Aug. 22, 2011) — RealPage, Inc. (NASDAQ:RP), a leading provider of on demand software and software-enabled services to the rental housing industry, today announced it entered into a definitive agreement to acquire Multifamily Technology Solutions, Inc. (“MTS”) which offers an Internet listing service for rental properties marketed under the trade name MyNewPlace® (www.mynewplace.com) and a suite of syndication and organic lead generation tools marketed under the trade name Rent Engine®. The Company will acquire MTS for approximately $74.4 million, net of cash expected to be acquired. The purchase price will consist of approximately $63.6 million in cash and approximately $10.8 million paid with shares of RealPage common stock. The Company expects to close the transaction after closing conditions are met, which should be on or prior to Aug. 24, 2011.
The Company believes that the acquisition of SeniorLiving.Net, and now MyNewPlace®, vastly expands its lead origination and syndication capabilities increasing the total addressable market for all RealPage software-as-a-service (SaaS) products and services to at least $9.0 billion. MyNewPlace® has approximately 7,500 property listings with 1.8 million rental units. Approximately 500,000 of these units do not presently use any RealPage products and services. These unique units will increase the total number of units using one or more RealPage products and services to 6.9 million units.
MyNewPlace® is one of the largest and most efficient generators of traffic in the multifamily industry which is monetized through its MyNewPlace® Internet listing service. MyNewPlace® also offers a suite of tools under its Rent Engine® solution, which create and manage advertising campaigns for Internet classified directories. Most importantly, MyNewPlace® will add significant consumer Internet marketing expertise intended to enable owners to optimize their software-as-a-service marketing tools.
Steve Winn, chairman and CEO of RealPage, said, “Internet marketing in the rental housing industry is highly inefficient because property owners lack transparency into the real costs associated with generating a lease from each Internet lead source. Based on our analysis of best practices across thousands of rental properties, we have concluded that the most cost effective channels of lead generation are: organic lead generation from an owner’s property website; lead generation from Internet classified directories such as Craigslist; and pay-for-performance Internet listing services. Leases generated from subscription Internet listing services as well as non-Internet advertising can be 2 to 3 times more expensive. As transparency improves, we expect the industry will shift away from expensive channels in favor of organic and pay-for-performance channels. MyNewPlace® positions RealPage to capture a disproportionate share of this shift.”
Sina Shekou, president of LeaseStar, added, “MyNewPlace® is an integral part of our LeaseStar MarketplaceTM which we expect to differentiate in five important ways. First, we will offer a lead generation platform that can create more leads than all other sources combined. Second, we will incorporate our centralized leasing center enabling consumers to talk or chat with a live leasing associate. Third, we will incorporate the best property content which will include 2D, 3D and richly animated floor plans, site maps and brilliant pictures. Fourth, we will incorporate a booking engine that allows consumers to find an available unit, get a price quote, apply for residency and actually lease a rental unit online. Finally, we will differentiate our marketplace by providing management systems that track and manage leads by channel. Ultimately, we expect our offering to include tools that increase lead conversion rates, accurately analyze the true cost of generating leases from each lead source and enable the efficient allocation of advertising dollars to generate more leases at a lower overall cost.”
MyNewPlace® generated $16.1 million of revenue for the trailing 12 months ended June 30, 2011 with an EBITDA loss of $2.3 million. The Company believes that MyNewPlace® will contribute to its long term target operating model. However, investments needed to integrate and enhance MyNewPlace® and the LeaseStar MarketplaceTM are expected to temporarily lower adjusted EBITDA margin by approximately 200 basis points through the end of 2012.
As a result of the acquisition, the Company is updating its outlook for the third quarter ended Sept. 30, 2011 and for the full year ended Dec. 31, 2011.
RealPage management now expects to achieve the following results during its third quarter ended Sept. 30, 2011:
•	Non-GAAP total revenue is expected to be in the range of $67.0 million to $68.0 million;

•	Adjusted EBITDA is expected to be in the range of $14.5 million to $15.0 million;

•	Non-GAAP net income is expected to be in the range of $6.3 million to $6.6 million, or $0.09 per diluted share;

•	Tax rate of approximately 40.0%; and

•	Weighted average shares outstanding of approximately 73.2 million.
RealPage management now expects to achieve the following results during its full year ended Dec. 31, 2011:
•	Non-GAAP total revenue is expected to be in the range of $260.4 million to $264.4 million;

•	Adjusted EBITDA is expected to be in the range of $55.0 million to $58.0 million;

•	Non-GAAP net income is expected to be in the range of $24.0 million to $25.8 million, or $0.33 to $0.36 per diluted share;

•	Tax rate of approximately 40.0%; and

•	Full year weighted average shares outstanding of approximately 72.6 million.
Please note that the above statements are forward looking and that Non-GAAP total revenue includes an adjustment for the effect of deferred revenue from acquired companies that is required to be written down for GAAP purposes under purchase accounting rules. In addition, the above statements also include the impact of MyNewPlace®, SeniorLiving.Net and exclude any potential costs resulting from the Yardi Systems litigation. Actual results may differ materially. Please reference the information under the caption “Non-GAAP Financial Measures” as part of this press release.

Conference Call and Webcast
The Company will host a conference call on August 23, 2011 at 8:30 a.m. EDT to discuss the acquisition. Participants are encouraged to listen to the presentation via a live web broadcast at www.realpage.com on the Investor Relations section. In addition, a live dial-in is available domestically at 866-743-9666 and internationally at 760-298-5103. A replay will be available at 855-859-2056 or 404-537-3406, passcode 93090561, until September 2, 2011.
About RealPage, Inc.
Located in Carrollton, Texas, a suburb of Dallas, RealPage provides on demand (also referred to as “Software-as-a-Service” or “SaaS”) products and services to apartment communities and single family rentals across the United States. Its on demand product lines include OneSite® property management systems that automate the leasing, renting, management, and accounting of conventional, affordable, tax credit, student living, senior living and military housing properties; the LeaseStar MarketplaceTM that enable owners to originate, syndicate, manage and capture leads more effectively and at less overall cost; YieldStar® asset optimization systems that enable owners and managers to optimize rents to achieve the overall highest yield, or combination of rent and occupancy, at each property; Velocity™ billing and utility management services that increase collections and reduce delinquencies; LeasingDesk® risk mitigation systems that are designed to reduce a community’s exposure to risk and liability; OpsTechnology® spend management systems that help owners manage and control operating expenses and Compliance Depot™ vendor management and qualification services to assist a community in managing its compliance vendor program. Supporting this family of SaaS products is a suite of shared cloud services including electronic payments, document management, decision support and learning. Through its Propertyware subsidiary, RealPage also provides software and services to single-family rentals and low density, centrally-managed multifamily housing. For more information, call 1-87-REALPAGE or visit www.realpage.com.
The RealPage, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=8531
About MyNewPlace
Located in San Francisco, California, MyNewPlace® is one of the highest traffic apartment and home rentals Internet listing services in the U.S. The company offers apartment owners and managers a great source of qualified, prospective residents through a range of listing products and marketing tools including MyNewPlace® and RentEngine® brands. MyNewPlace® delivers free access (via web, mobile web or iPhone/iPod Touch) to rich property information, including photo galleries, videos and neighborhood information. For more information about MyNewPlace®, please visit www.mynewplace.com. MyNewPlace® and RentEngine® are registered trademarks of Multifamily Technology Solutions, Inc. Other trademarks are the property of their respective owners.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking” statements relating to RealPage, Inc.’s expected, possible or assumed future results of operations and potential growth and plans, management, branding and profit margins of MyNewPlace as well as market performance, opportunities and developments. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “expects,” “believes,” “plans” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the possibility that general economic conditions or uncertainty cause information technology spending, particularly in the rental housing industry, to be reduced or purchasing decisions to be delayed; (b) an increase in customer cancellations; (c) the inability to increase sales to existing customers and to attract new customers; (d) RealPage, Inc.’s failure to integrate acquired businesses, including MyNewPlace®, and any future acquisitions successfully; (e) the timing and success of new product introductions by RealPage, Inc. or its competitors; (f) changes in RealPage, Inc.’s pricing policies or those of its competitors; (g) litigation; and (h) such other risk and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (“SEC”), including RealPage’s Form 10-Q previously filed with the SEC on August 9, 2011. All information provided in this release is as of the date hereof and RealPage, Inc. undertakes no duty to update this information except as required by law.
Non-GAAP Financial Measures
This press release contains non-GAAP financial measures. These measures differ from GAAP in that they exclude amortization of intangible assets, stock-based compensation expenses, costs related to the Yardi Systems litigation, acquisition-related deferred revenue adjustments, and acquisition related expenses (including any purchase accounting adjustments).
We define Adjusted EBITDA as net (loss) income plus acquisition-related deferred revenue adjustment, depreciation and asset impairment, amortization of intangible assets, net interest expense, income tax expense (benefit), stock-based compensation expense, costs related to the Yardi Systems litigation and acquisition-related expense.
We believe that the use of Adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We believe that:
•	Adjusted EBITDA provides investors and other users of our financial information consistency and comparability with our past financial performance, facilitates period-to-period comparisons of operations and facilitates comparisons with our peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and

•	it is useful to exclude certain non-cash charges, such as depreciation and asset impairment, amortization of intangible assets and stock-based compensation and non-core operational charges, such as acquisition-related expense and costs related to the Yardi Systems litigation, from Adjusted EBITDA because the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and these expenses can vary significantly between periods as a result of new acquisitions, full amortization of previously acquired tangible and intangible assets or the timing of new stock-based awards, as the case may be.
We use Adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance, for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance.
We do not place undue reliance on Adjusted EBITDA as our only measure of operating performance. Adjusted EBITDA should not be considered as a substitute for other measures of liquidity or financial performance reported in accordance with GAAP. There are limitations to using non-GAAP financial measures, including that other companies may calculate these measures differently than we do, that they do not reflect our capital expenditures or future requirements for capital expenditures and that they do not reflect changes in, or cash requirements for, our working capital. We compensate for the inherent limitations associated with using Adjusted EBITDA measures through disclosure of these limitations, presentation of our financial statements in accordance with GAAP and reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure, net (loss) income.
Contacts:
Investor Relations
Rhett Butler
972-820-3773
rhett.butler@realpage.com
Media
Randy Hargrove
972-820-3076
randy.hargrove@realpage.com
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